UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01 Regulation FD Disclosure.
On November 4, 2026, Federated Hermes, Inc. (“FHI”) announced that it is currently considering operational changes at Federated Hermes Limited (“FHL”), FHI’s London-based subsidiary, which aim to enhance FHL's ability to grow, while seeking to reduce FHL's operating costs (the “Proposed Restructuring”).
To achieve the Proposed Restructuring, FHI is considering changes to FHL staff levels based on redundancy. FHL has initiated a consultation process under which it is proposed that approximately 200 positions will be eliminated or transferred to the United States. FHI expects to incur total pre-tax restructuring charges of approximately $15 million, with approximately $7 million expected to be incurred in 2026 and $8 million expected to be incurred in 2027, which would primarily be attributable to employee termination benefits.
Subject to the consultation process, FHI anticipates the Proposed Restructuring will be completed by the end of 2027 and result in an approximate $30 million pre-tax reduction primarily in annual compensation and related expenses.
The information furnished in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “consider,” “project,” “propose,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K specifically include statements regarding FHI’s proposals, expectations, goals and projections relating to the Proposed Restructuring, including statements relating to the expected annual pre-tax operating cost savings and pre-tax restructuring charges associated with, and the expected timing of, the Proposed Restructuring. The forward-looking statements included in this Form 8-K involve risks and uncertainties that could cause actual results to differ materially from those projected. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. FHI has based these forward-looking statements on current expectations and assumptions about future events, taking into account information currently known by FHI. While FHI considers these expectations and assumptions to be reasonable, any forward-looking statement, and FHI’s level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond FHI’s control. Other risks and uncertainties include the risk factors discussed in FHI’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements. Any forward-looking statement speaks only as of the date on which such statement is made, and neither FHI nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	November 4, 2026	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer